Exhibit 5.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Northgate Minerals Corporation
We consent to the use of:
•	our auditors’ report dated March 8, 2010 on the consolidated balance sheets of Northgate Minerals Corporation (the “Corporation”) as at December 31, 2009 and 2008 and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for the years then ended;

•	our auditors’ report dated March 8, 2010 on Supplementary Note “Reconciliation to United States Generally Accepted Accounting Principles” as at December 31, 2009 and 2008 and for the years then ended;

•	our Comments by Auditors for US Readers on Canada-US Reporting Differences dated March 8, 2010;
each of which is incorporated by reference in this Registration Statement on Form F-10 of the Corporation.
We also consent to the reference to KPMG LLP under the headings “Interest of Experts” and “Auditors, Transfer Agent and Registrar” in this Registration Statement.
/s/ KPMG LLP
Chartered Accountants
Vancouver, Canada
June 11, 2010